UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2019

WAITR HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37788	26-3828008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

844 Ryan Street, Suite 300, Lake Charles, Louisiana 70601

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 1-800-661-9036

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01. Other Events.

On January 25, 2019, Waitr Holdings Inc., a Delaware corporation (the “Company”), issued a press release announcing the commencement of (i) its offer to each holder of its publicly traded warrants (“public warrants”) to purchase shares of common stock, par value of $0.0001 per share (“common stock”), of the Company the opportunity to receive 0.18 shares of common stock in exchange for each outstanding public warrant tendered by the holder and exchanged pursuant to the offer (the “Offer”), and (ii) the solicitation of consents (the “Consent Solicitation”) from holders of the public warrants to amend the Warrant Agreement, dated as of May 25, 2016, by and between the Company and Continental Stock Transfer & Trust Company, which governs all of the public warrants. If approved, the Warrant Amendment would permit the Company to require that each public warrant that is outstanding upon the closing of the Offer be converted into 0.162 shares of common stock. The Offer and Consent Solicitation are made solely upon the terms and conditions in a Prospectus/Offer to Exchange and other related offering materials that are being distributed to holders of the public warrants. The Offer and Consent Solicitation will be open until 11:59 p.m., Eastern Standard Time, on February 22, 2019, or such later time and date to which the Company may extend.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated January 25, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAITR HOLDINGS INC.

By:	/s/ David Pringle
Name: David Pringle
Title: Chief Financial Officer and Secretary

Dated: January 25, 2019